EXHIBIT 99.1

FOR IMMEDIATE RELEASE:  March 10, 2020

Aspen Group Reports Record Revenue of $12.5 Million in the Third Quarter Fiscal Year 2020, Delivering 48% Growth Year-over-Year

Revenue Growth Reflects Business Shift to Higher LTV Programs; Aspen BSN Pre-Licensure and USU Increased to 42% of Revenue, Up from 25% in Third Quarter 2019

Liquidity at Quarter End Improves to a Record $26 Million Following the Equity Financing and Debt Restructure

NEW YORK, NY — March 10, 2020 - Aspen Group, Inc. (Nasdaq: ASPU) ( “the Company or AGI”), an education technology holding company, today announced financial results for its 2020 fiscal third quarter ended January 31, 2020.

Third Quarter and Year-to-Date Fiscal Year 2020 Summary Results

	Three months ended			Nine months ended
($ in millions, rounding differences may occur)	January 31, 2020	January 31, 2019	% Change	January 31, 2020	January 31, 2019	% Change
Revenue	$12.5	$8.5	48%	$35.0	$23.8	47%
GAAP Gross profit	$7.1	$4.2	68%	$20.5	$11.8	74%
GAAP Gross margin (%)	57%	50%	700 bps	59%	50%	900 bps
Operating Loss	($1.7)	($2.4)	29%	($3.7)	($7.7)	52%
Net Loss	($2.3)	($2.4)	3%	($5.0)	($7.7)	35%
Cash Used in Operations	($1.8)	($1.9)	7%	($3.8)	($7.4)	49%
EBITDA (Loss)*	($1.1)	($1.7)	34%	$(1.6)	($5.9)	73%
Adjusted EBITDA Profit/(Loss)*	$0.2	($1.1)	>100%	$1.5	($4.2)	>100%

*See “Non-GAAP Financial Measures” on page 3.

Third Quarter Performance Highlights

•

Revenue grew 48% to $12,537,940, while marketing expenses increased by only 9% year-over-year, driving a gross margin improvement of 700 basis points to 57%

•

Bookings rose 72% to $26.5 million lifting average revenue per enrollment (ARPU) 34% to $15,199

•

Aspen University Online and Pre-Licensure BSN units, as well as United States University, were net income positive for the second consecutive quarter primarily due to improved operating efficiencies and lower enrollment costs

•

AGI recorded $1.0 million of one-time expense items in the quarter primarily related to the CFO transition, current period equity financing and the acceleration of the fiscal year 2019 debt conversion

•

Excluding the impact of one-time expenses, net loss for the quarter would have been ($1.3 million) versus the reported net loss of ($2.3 million)

Michael Mathews, Chairman and CEO of AGI, commented, “Our strategy of prioritizing marketing dollars to increase enrollment in our highest LTV nursing programs is working, as evidenced by another quarter of exceptional revenue growth and a 72% increase in bookings. This quarter’s growth benefited from just a 9% increase in our marketing spend demonstrating the efficiency of each marketing dollar spent, which returned a 15.1X MER and 16.2X MER in the quarter for Aspen University and United States University, respectively. A focus on operational improvements combined with lower enrollment costs resulted in another quarter of positive net income for all of our business units – Aspen University online, and pre-licensure BSN, and United States University. These results underscore the performance of our proprietary Edtech platform in lowering enrollment costs and contributing the key competitive advantages of lower tuition rates, financial flexibility and better outcomes for our students, which in turn are powering our growth. In January, we strengthened our balance sheet with a $16 million equity raise and restructured our debt to lower our interest expense and add the convert feature. These initiatives will allow us to continue investing in new pre-licensure campuses, a potential $100 million opportunity in the next five years. We will continue to invest in our future to deliver solid long-term financial performance and drive shareholder value.”

Fiscal 2020 Third Quarter Financial and Operational Results (versus Fiscal 2019 Third Quarter):

•

New student enrollments increased 28% to 1,746

o

Aspen University (AU) new student enrollments increased 23% to 1,371

o

United States University (USU) new student enrollments increased 49% to 375

•

Weighted average cost of enrollment declined 28% to $989, driven by higher conversion rates

•

Bookings increased 72% to $26.5 million due to strong growth in highest LTV degree programs

•

Average revenue per enrollment (ARPU) increased 34% over the prior year to $15,199

•

Total active student body grew 32% over the prior year to 11,033

•

Total nursing student body increased to 9,240 from 6,586 students, or 84% versus 79% of total student enrollment

Below is a comparison of enrollments and bookings** from Q3 2019 to Q3 2020.  The Company’s total enrollments rose 28% year-over-year, while bookings increased 72% year-over-year to $26.5 million from $15.5 million. This translates to a 34% increase in average revenue per user (ARPU)** year-over-year, from $11,352 to $15,199, driven by the Company’s focused marketing spending on the highest LTV degree programs during the quarter.

Total Bookings and Average Revenue Per Enrollment (ARPU)
	Q3'2019 Enrollments	Q3'2019 Bookings**	Q3'2020 Enrollments	Q3'2020 Bookings**	Percent Change Total Bookings & ARPU**
Aspen University	1,112	$ 11,000,250	1,371	$ 19,855,050
USU	251	$ 4,472,820	375	$ 6,682,500
Total	1,363	$ 15,473,070	1,746	$ 26,537,550	72%
ARPU		$ 11,352		$ 15,199	34%

**“Bookings” are defined by multiplying LTV by new student enrollments for each operating unit. “Average Revenue Per User” (ARPU) is defined by dividing total bookings by total enrollments.

AGI’s overall active student body (includes both AU and USU) grew 32% year-over-year from 8,354 to 11,033. AU’s total active degree-seeking student body grew 25% year-over-year from 7,393 to 9,274. AU students paying tuition and fees through a monthly payment method grew by 13% year-over-year, from 5,259 to 5,966, representing 64% of AU’s total active student body.

On a year-over-year basis, USU’s total active student body grew from 961 to 1,759 or 83%. Sequentially, USU students paying tuition and fees through a monthly payment method increased to 1,159, up from 1,101, representing 66% of USU’s total active student body.

Revenues increased 48% to $12,537,940 for the fiscal quarter ended January 31, 2020 as compared to $8,494,627 in Q3 2019. USU accounted for 27.3% and AU’s Pre-Licensure BSN program accounted for 14.2% of overall Company revenues.

Gross profit increased by 68% to $7,094,150 or 57% gross margin for Q3 2020 versus $4,221,939 or 50% gross margin in Q3 2019. AU gross margin represented 58% of AU revenues for Q3 2020, and USU gross margin represented 60% of USU revenues for Q3 2020. AU instructional costs and services represented 19% of AU revenues for Q3 2020, while USU instructional costs and services represented 25% of USU revenues for Q3 2020. AU marketing and promotional costs represented 20% of AU revenues for Q3 2020, while USU marketing and promotional costs represented 15% of USU revenues for Q3 2020.

Net loss applicable to shareholders was $(2,281,052) or net loss per basic share of ($0.12) for Q3 2020 versus ($2,355,940) or ($0.13) for Q3 2019. Note that AGI recorded $1.0 million of one-time expense items in the quarter primarily related to the CFO transition, current period equity financing and the acceleration of the fiscal year 2019 debt conversion. Excluding the one-time expense items, the Company would have recorded a net loss of ($1,270,928) or a net loss per basic share of ($0.07).

AU generated $1.3 million of net income for Q3 2020, and USU generated $40,028 of net income in Q3 2020. AGI corporate incurred a net loss of ($3.6 million) for Q3 2020. Excluding the one-time expense items, AGI corporate would have had a net loss of ($2.6 million).

EBITDA, a non-GAAP financial measure, was ($1,137,466) or (9%) margin as compared to an EBITDA loss of ($1,726,399) or (20%) margin in Q3 2019. Adjusted EBITDA, a non-GAAP financial measure, was $222,415 or 2% margin as compared to an Adjusted EBITDA loss of ($1,105,209) or (13%) margin in Q3 2019.

AU generated EBITDA of $1.6 million or 18% margin and Adjusted EBITDA of $1.9 million or 21% margin for Q3 2020. Note that Aspen’s pre-licensure BSN program accounted for $553,345 of the $1.6 million EBITDA generated at AU, operating at an EBITDA margin of 31% — remaining the highest margin unit of the Company.

USU generated EBITDA of $163,025 or 5% margin and $248,074 of Adjusted EBITDA or 7% margin Q3 2020.

AGI corporate generated an EBITDA loss of ($2.9 million), which reflects $1.0 million of one-time expense items.

AGI consolidated generated an EBITDA loss of ($1.1 million) and Adjusted EBITDA of $222,415 for Q3 2020, compared to an EBITDA loss of ($1.7 million) and an Adjusted EBITDA loss of ($1.1 million) for Q3 2019.

The Company used cash of ($1.8 million) in operations in Q3 2020, as compared to using ($1.9 million) in Q3 2019, an improvement of 7% year-over-year. Liquidity at quarter end improved to a record $26 million following the January 2020 equity financing and debt restructure.

Full Year Forecast:

The Company reiterated its forecast for fiscal year 2020 bookings growth to meet or exceed 54% to $102 million.

The Company increased its revenue growth forecast for fiscal year 2020 to 42% versus 41% reflecting fiscal third quarter revenue performance.

Conference Call:

Aspen Group, Inc. will host a conference call to discuss its fiscal year 2020 third quarter financial results and business outlook on Tuesday, March 10, 2020, at 4:30 p.m. (ET). AGI will issue a press release reporting results after the market closes on that day. The conference call can be accessed by dialing toll-free (844) 452-6823 (U.S.) or (731) 256-5216 (International), passcode 7808728. Subsequent to the call, a transcript of the audiocast will be available from the Company’s website at ir.apen.edu. There will also be a seven day dial-in replay which can be accessed by dialing toll-free (855) 859-2056 (U.S.) or (404) 537-3406 (International), passcode 7808728.

Non-GAAP – Financial Measures:

This press release includes both financial measures in accordance with the Generally Accepted Accounting Principles, or GAAP, as well as non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures should be viewed as supplemental to, and should not be considered as alternatives to net income (loss), operating income (loss), and cash flow from operating activities, liquidity or any other financial measures. They may not be indicative of the historical operating results of AGI nor are they intended to be predictive of potential future results. Investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.

Our management uses and relies on Adjusted EBITDA and EBITDA, each of which are non-GAAP financial measures. We believe that both management and shareholders benefit from referring to these non-GAAP financial measures in planning, forecasting and analyzing future periods. Our management uses these non-GAAP financial measures in evaluating its financial and operational decision making and as a means to evaluate period-to-period comparisons.  Our management recognizes that the non-GAAP financial measures have inherent limitations because of the excluded items described below.

AGI defines Adjusted EBITDA as earnings (or loss) from operations before the items in the table below. It is important to note that there were $1,010,124 of non-recurring charges for the fiscal quarter ended January 31, 2020 compared to $83,174 in the fiscal quarter ended January 31, 2019. Adjusted EBITDA is an important measure of our operating performance because it allows management, investors and analysts to evaluate and assess our core operating results from period-to-period after removing the impact of items of a non-operational nature that affect comparability.

We have included a reconciliation of our non-GAAP financial measures to the most comparable financial measures calculated in accordance with GAAP. We believe that providing the non-GAAP financial measures, together with the reconciliation to GAAP, helps investors make comparisons between AGI and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measure and the corresponding GAAP measure provided by each company under applicable SEC rules.

The following table presents a reconciliation of net loss allocable to common shareholders to Adjusted EBITDA:

	Three Months Ended January 31,		Nine Months Ended January 31,
	2020	2019	2020	2019
Net loss	$(2,281,052)	$(2,355,940)	$(4,994,502)	$(7,668,295)
Interest income (expense), net	570,020	(241,607)	1,416,784	(159,332)
Taxes	98,173	315,856	243,035	325,132
Depreciation and amortization	475,393	555,292	1,710,192	1,577,464
EBITDA (loss)	(1,137,466)	(1,726,399)	(1,624,491)	(5,925,031)
Bad debt expense	2,547	187,178	651,205	480,067
Non-recurring charges	1,010,124	83,174	1,143,072	390,711
Stock-based compensation	347,210	350,838	1,341,245	866,129
Adjusted EBITDA Profit/(Loss)	$222,415	$(1,105,209)	$1,511,031	$(4,188,124)

About Aspen Group, Inc.:

Aspen Group, Inc. is an education technology holding company that leverages its infrastructure and expertise to allow its two universities, Aspen University and United States University, to deliver on the vision of making college affordable again.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements relating to the growth of future student enrollments, bookings and ARPU, Fiscal 2020 revenue growth, the expansion of the highest LTV programs, expected G&A trends including Fiscal 2020 Adjusted EBITDA, gross margins, expected campus expansion, campus capital expenditures and campus operating metrics and generating cash from operations. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Important factors that could cause actual results to differ from those in the forward-looking statements include the continued high demand for nurses, the continued effectiveness of our marketing efforts, unanticipated delays in opening new campuses, failure to continue to obtain enrollments at low acquisition costs and keeping instructional costs down, potential student attrition and national and local economic factors. Other risks are included in our filings with the SEC including our Prospectus Supplement dated January 17, 2020, our Form 10-K for the year ended April 30, 2019 and our Quarterly Report on Form 10-Q for the three months ended July 31, 2019. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Investor Relations Contact:

Kim Rogers
Managing Director
Hayden IR
385-831-7337
Kim@HaydenIR.com

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	January 31, 2020	April 30, 2019
	(Unaudited)
Assets
Current assets:
Cash	$20,512,808	$9,519,352
Restricted cash	456,211	448,400
Accounts receivable, net of allowance of $1,759,824 and $1,247,031, respectively	14,128,185	10,656,470
Prepaid expenses	977,937	410,745
Other receivables	1,750	2,145
Other current assets	173,090	—
Total current assets	36,249,981	21,037,112

Property and equipment:
Call center equipment	305,766	193,774
Computer and office equipment	396,898	327,621
Furniture and fixtures	1,550,520	1,381,271
Software	5,725,500	4,314,198
	7,978,684	6,216,864
Less accumulated depreciation and amortization	(2,662,273)	(1,825,524)
Total property and equipment, net	5,316,411	4,391,340
Goodwill	5,011,432	5,011,432
Intangible assets, net	7,900,000	8,541,667
Courseware, net	121,235	161,930
Accounts receivable, secured - net of allowance of $625,963 and $625,963, respectively	45,329	45,329
Long term contractual accounts receivable	6,067,234	3,085,243
Debt issue cost, net	211,999	300,824
Right of use lease asset	7,693,268	—
Deposits and other assets	349,535	629,626
Total assets	$68,966,424	$43,204,503

(Continued)

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (CONTINUED)

	January 31, 2020	April 30, 2019
	(Unaudited)
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$791,138	$1,699,221
Accrued expenses	1,077,985	651,418
Deferred revenue	5,694,743	2,456,865
Refunds due students	2,311,745	1,174,501
Deferred rent, current portion	—	47,436
Convertible note payable	50,000	50,000
Operating lease obligations, current portion	1,649,934	—
Other current liabilities	584,659	270,786
Total current liabilities	12,160,204	6,350,227

Convertible notes, net of discount of $1,692,309	8,307,691	—
Senior secured loan payable, net of discount of $353,328 at April 30, 2019	—	9,646,672
Operating lease obligations	6,043,334	—
Deferred rent	775,807	746,176
Total liabilities	27,287,036	16,743,075

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 1,000,000 shares authorized,
0 issued and outstanding at January 31, 2020 and April 30, 2019	—	—
Common stock, $0.001 par value; 40,000,000 shares authorized
21,727,075 issued and 21,710,408 outstanding at January 31, 2020
18,665,551 issued and 18,648,884 outstanding at April 30, 2019	21,727	18,666
Additional paid-in capital	88,772,128	68,562,727
Treasury stock (16,667 shares)	(70,000)	(70,000)
Accumulated deficit	(47,044,467)	(42,049,965)
Total stockholders’ equity	41,679,388	26,461,428

Total liabilities and stockholders’ equity	$68,966,424	$43,204,503

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended January 31,		Nine Months Ended January 31,
	2020	2019	2020	2019
Revenues	$12,537,940	$8,494,627	$34,981,887	$23,811,275

Operating expenses
Cost of revenues (exclusive of depreciation and amortization shown separately below)	5,163,007	4,076,980	13,704,121	11,664,887
General and administrative	8,627,588	6,284,041	23,264,447	18,318,061
Depreciation and amortization	475,393	555,292	1,710,192	1,577,464
Total operating expenses	14,265,988	10,916,313	38,678,760	31,560,412

Operating loss	(1,728,048)	(2,421,686)	(3,696,873)	(7,749,137)

Other income (expense)
Other income	34,117	142,180	189,486	240,074
Interest expense	(571,958)	(76,434)	(1,424,607)	(159,232)
Total other income/(expense), net	(537,841)	65,746	(1,235,121)	80,842

Loss before income taxes	(2,265,889)	(2,355,940)	(4,931,994)	(7,668,295)

Income tax expense	15,163	—	62,508	—

Net loss	$(2,281,052)	$(2,355,940)	$(4,994,502)	$(7,668,295)

Net loss per share allocable to common stockholders - basic	$(0.12)	$(0.13)	$(0.26)	$(0.42)

Weighted average number of common stock outstanding - basic	19,420,987	18,398,095	19,046,558	18,350,360

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

Three Months Ended January 31, 2020 and 2019

(Unaudited)

	Common Stock		Additional Paid-In Capital	Treasury Stock	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance at October 31, 2019	19,142,316	$19,142	$69,781,363	$(70,000)	$(44,763,415)	$24,967,090
Stock-based compensation	—	—	737,820	—	—	737,820
Common stock issued for cashless stock options exercised	8,352	9	(9)	—	—	—
Common stock issued for stock options exercised for cash	121,407	121	530,547	—	—	530,668
Amortization of warrant based cost	—	—	9,125	—	—	9,125
Amortization of restricted stock issued for services	—	—	24,398	—	—	24,398
Restricted Stock Issued for Services, subject to vesting	40,000	40	(40)	—	—	—
Common stock issued for equity raise, net of underwriter costs $1,222,371	2,415,000	2,415	16,042,464	—	—	16,044,879
Other offering costs	—	—	(51,282)	—	—	(51,282)
Beneficial conversion feature on convertible debt	—	—	1,692,309	—	—	1,692,309
Common stock short swing reclamation	—	—	5,433	—	—	5,433
Net loss	—	—	—	—	(2,281,052)	(2,281,052)
Balance at January 31, 2020	21,727,075	$21,727	$88,772,128	$(70,000)	$(47,044,467)	$41,679,388

	Common Stock		Additional Paid-In Capital	Treasury Stock	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance at October 31, 2018	18,391,092	$18,391	$67,102,509	$(70,000)	$(38,084,103)	$28,966,797
Stock-based compensation	—	—	350,838	—	—	350,838
Common stock issued for cashless stock options exercised	55,871	56	(56)	—	—	—
Common stock issued for stock options exercised for cash	22,985	23	50,018	—	—	50,041
Common stock issued for cashless warrant exercise	35,921	36	(36)	—	—	—
Relative fair value of warrants issued with debt	—	—	255,071	—	—	255,071
Net loss	—	—	—	—	(2,355,940)	(2,355,940)
Balance at January 31, 2019	18,505,869	$18,506	$67,758,344	$(70,000)	$(40,440,043)	$27,266,807

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (CONTINUED)

Nine Months Ended January 31, 2020 and 2019

(Unaudited)

	Common Stock		Additional Paid-In Capital	Treasury Stock	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance at April 30, 2019	18,665,551	$18,666	$68,562,727	$(70,000)	$(42,049,965)	$26,461,428
Stock-based compensation	—	—	1,627,304	—	—	1,627,304
Common stock issued for cashless stock options exercised	190,559	191	(191)	—	—	—
Common stock issued for stock options exercised for cash	234,233	234	768,147	—	—	768,381
Common stock issued for cashless warrant exercise	76,929	77	(77)	—	—	—
Amortization of warrant based cost	—	—	27,690	—	—	27,690
Amortization of restricted stock issued for services	—	—	97,748	—	—	97,748
Restricted Stock Issued for Services, subject to vesting	144,803	144	(144)	—	—	—
Common stock issued for equity raise, net of underwriter costs $1,222,371	2,415,000	2,415	16,042,464	—	—	16,044,879
Other offerings costs	—	—	(51,282)	—	—	(51,282)
Beneficial conversion feature on convertible debt	—	—	1,692,309	—	—	1,692,309
Common stock short swing reclamation	—	—	5,433	—	—	5,433
Net loss	—	—	—	—	(4,994,502)	(4,994,502)
Balance at January 31, 2020	21,727,075	$21,727	$88,772,128	$(70,000)	$(47,044,467)	$41,679,388

	Common Stock		Additional Paid-In Capital	Treasury Stock	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount
Balance at April 30, 2018	18,333,521	$18,334	$66,557,005	$(70,000)	$(32,771,748)	$33,733,591
Stock-based compensation	—	—	866,129	—	—	866,129
Common stock issued for cashless stock options exercised	86,635	87	(87)	—	—	—
Common stock issued for stock options exercised for cash	49,792	49	110,094	—	—	110,143
Common stock issued for cashless warrant exercise	35,921	36	(36)	—	—	—
Relative fair value of warrants issued with debt	—	—	255,071	—	—	255,071
Purchase of treasury stock, net of broker fees	—	—	—	(7,370,000)	—	(7,370,000)
Re-sale of treasury stock, net of broker fees	—	—	—	7,370,000	—	7,370,000
Fees associated with equity raise	—	—	(29,832)	—	—	(29,832)
Net loss	—	—	—	—	(7,668,295)	(7,668,295)
Balance at January 31, 2019	18,505,869	$18,506	$67,758,344	$(70,000)	$(40,440,043)	$27,266,807

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended January 31,
	2020	2019
Cash flows from operating activities:
Net loss	$(4,994,502)	$(7,668,295)
Adjustments to reconcile net loss to net cash used in operating activities:
Bad debt expense	651,205	480,066
Depreciation and amortization	1,710,192	1,577,464
Stock-based compensation	1,782,472	866,129
Warrants issued for services	27,690	—
Loss on asset disposition	3,918	—
Amortization of debt discounts	182,218	—
Amortization of debt issue costs	88,825	24,657
Amortization of prepaid shares for services	—	8,285
Non-cash payments to investor relations firm	97,748	—
Changes in operating assets and liabilities:
Accounts receivable	(7,104,911)	(4,209,576)
Prepaid expenses	(567,192)	(152,094)
Other receivables	395	105,334
Other current assets	(173,090)	—
Other assets	280,091	(22,846)
Accounts payable	(908,083)	(517,981)
Accrued expenses	426,567	(88,048)
Deferred rent	(17,805)	638,713
Refunds due students	1,137,244	554,219
Deferred revenue	3,237,878	885,091
Other liabilities	313,875	88,332
Net cash used in operating activities	(3,825,265)	(7,430,550)
Cash flows from investing activities:
Purchases of courseware and accreditation	(11,001)	(89,573)
Purchases of property and equipment	(1,929,878)	(1,873,326)
Net cash used in investing activities	(1,940,879)	(1,962,899)
Cash flows from financing activities:
Proceeds from sale of common stock net of underwriter costs	16,044,879	—
Disbursements for equity offering costs	(51,282)	(29,832)
Common stock short swing reclamation	5,433	—
Proceeds of stock options exercised and warrants exercised	768,381	110,143
Repayment of convertible note payable	—	(1,000,000)
Offering costs paid on debt financing	—	(100,000)
Purchase of treasury stock, net of broker fees	—	(7,370,000)
Re-sale of treasury stock, net of broker fees	—	7,370,000
Net cash provided by (used in) financing activities	16,767,411	(1,019,689)

(Continued)

ASPEN GROUP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited) (Continued)

	Nine Months Ended January 31,
	2020	2019
Net increase (decrease) in cash and cash equivalents	$11,001,267	$(10,413,138)
Cash, restricted cash, and cash equivalents at beginning of period	9,967,752	14,803,065
Cash and cash equivalents at end of period	$20,969,019	$4,389,927

Supplemental disclosure cash flow information
Cash paid for interest	$979,792	$163,139
Cash paid for income taxes	$110,307	$—

Supplemental disclosure of non-cash investing and financing activities
Common stock issued for services	$178,447	$—
Right-of-use lease asset offset against operating lease obligations	$7,693,268	$—
Beneficial conversion feature on convertible debt	$1,692,309	$—
Warrants issued as part of revolving credit facility	$—	$255,071

The following table provides a reconciliation of cash and restricted cash reported within the unaudited consolidated balance sheets that sum to the same such amounts shown in the unaudited consolidated statements of cash flows:

	Nine Months Ended January 31,
	2020	2019
Cash	$20,512,808	$4,197,235
Restricted cash	456,211	192,692
Total cash and restricted cash	$20,969,019	$4,389,927